Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT

dated as of

JUNE 3, 2002

between

GFI GROUP INC.

and

THE PURCHASERS OF SERIES C REDEEMABLE CONVERTIBLE
PREFERRED STOCK LISTED ON THE SIGNATURE PAGES HERETO

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is dated as of June 3, 2002 between GFI Group Inc., a Delaware corporation (the “Company”), and the stockholders of the Company listed on the signature pages hereto (each a “Purchaser”, and collectively, the “Purchasers”) owning the Company’s Series C Convertible Preferred Stock, $0.01 par value per share (the “Preferred Stock”).

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. The following terms, as used herein, have the following meanings.

“Agreement” shall have the meaning set forth in the Preamble hereto.

“Advent” means Advent International Corporation, a Delaware corporation.

“Advent Stockholder” means any stockholder of the Company that is an investment fund that is directly or indirectly controlling, controlled by or under common control with Advent or for which Advent is the investment advisor (with full authority to bind). For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such fund, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board” means the Board of Directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which banks in New York, New York are authorized by law to close.

“Closing Date” shall mean the Closing Date of the Purchase Agreement.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Class B common stock of the Company, par value $0.01 per share.

“Company” shall have the meaning set forth in the Preamble hereto.

“Company Registration Statement” means the registration statements of the Company relating to the registration for sale of shares of the Company’s Common Stock, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Demand Registration Statement” means the Registration Statement of the Company relating to the registration for sale of shares of the Company’s Common Stock contemplated by Section 2.2, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Effective Time” means the date of effectiveness of any Registration Statement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

“Holders” has the meaning given to it in Section 2.1(b) hereof.

“NASD” means the National Association of Securities Dealers, Inc.

“Person” means any individual, estate, legal representative, trust, partnership, limited liability company, association, organization, firm, company or corporation, joint venture, any other business entity unincorporated or incorporated, any nation or any state or territory thereof or any public officer, agency, board or instrumentality thereof.

“Preferred Stock” shall have the meaning set forth in the Preamble hereto.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Purchase Agreement” means that certain Stock Purchase Agreement dated as of April 2, 2002, as amended, modified or supplemented from time to time.

“Purchaser” shall have the meaning set forth in the Preamble hereto.

“Qualified IPO” means a firm commitment underwritten initial public offering of the Corporation with a nationally recognized underwriter that is pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation (other than pursuant to a registration on Form S-4 or Form S-8 or any similar or successor form) on either the New York Stock Exchange or the Nasdaq National Market in which (x) the public offering price per share is no less than $0.961166 (as adjusted for stock splits, stock combinations and recapitalizations) multiplied by one and one-half (1.5) and (y) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $50 million.

“Registrable Securities” means any Securities until the earlier of the date on which (i) a registration statement covering such Securities has been declared effective by the Commission and such Securities have been disposed of pursuant to such effective registration statement, (ii) such Securities are sold under circumstances in which all the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or such Securities may be sold in a single transaction under Rule 144(k) (or any similar provision then in force) under the Securities Act, and are freely tradable after such sale by the transferee, and the Company has delivered a new certificate or other evidence of ownership for such Securities not bearing a legend restricting further transfer and such Securities may be resold without registration under the Securities Act, or (iii) such Securities shall have ceased to be outstanding.

“Registration Statements” means any Company Registration Statement, any S-3 Registration Statement and the Demand Registration Statement.

“S-3 Registration Statement” means the Registration Statements of the Company relating to the registration for sale of shares of the Company’s Common Stock contemplated by Section 2.4, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Securities” means the Subject Shares (as defined below).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

“Subject Shares” mean (i) shares of Common Stock issued or issuable upon conversion of the Preferred Stock, (ii) shares of Common Stock issued or issuable pursuant to Section 2.03 of the Purchase Agreement and (iii) any equity securities issued as a distribution with respect to or in exchange for or in replacement for any of the shares referred to in clause (i) or (ii).

As used in this Agreement, words in the singular include the plural, and in the plural include the singular.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1. Securities Subject to this Agreement. The Subject Shares are entitled to the benefits of this Agreement for so long as they remain Registrable Securities.

(b)           A Person is deemed to be a holder of such Registrable Securities (each, a “Holder”) whenever such Person is the registered holder of such Registrable Securities on the Company’s books and records.

Section 2.2. Demand Registration. At any time after the 180th day following the effective date of a registration statement for a Qualified IPO, the Holders of at least a majority of the then outstanding Registrable Securities that have an aggregate market price of at least $5 million at the time of the request may make a written request to the Company to register their Registrable Securities (each of such Holders making such request being referred to hereinafter as the “Initiating Holder”), under the Securities Act and under the securities or “blue sky” laws of any jurisdiction reasonably designated by such Initiating Holder (“Demand Registration”), which may include all or any portion of the Registrable Securities held by any Initiating Holder unless such underwriters advise that those additional shares should be excluded (in which case such

Registrable Securities shall be excluded in accordance with the provisions contained herein). Within ten (10) Business Days after receipt by the Company of such a written registration request, the Company shall promptly give written notice to all other Holders of the proposed demand registration, and such other Holders shall have the right to join in the proposed registration and sale, upon written request to the Company within ten (10) Business Days after receipt of such notice from the Company (such participating Holders to also be “Initiating Holders”). At the request of the Holders requesting registration, the Company shall cause each offering pursuant to this Section to be managed, on a firm commitment basis, by a recognized regional or national underwriter selected by the such Holders and approved by the Company, such approval not to be unreasonably withheld. The Company shall use its reasonable efforts to cause such Demand Registration to become effective not later than three (3) months after it receives an initial request for a Demand Registration and to remain continuously effective for a period of at least three (3) months from the effective date of such Demand Registration Statement or such shorter period which will terminate when all of the Registrable Securities covered by the Demand Registration Statement have been sold pursuant thereto. The Company shall not be required to effect more than one Demand Registration at the request of the Purchasers; provided, however, that any such request shall be deemed satisfied only when a registration statement covering not less than sixty-six percent (66%) of the Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Holders, has become effective. If at the time of any request to register Registrable Securities pursuant to this Section 2.2, the Company is engaged in, or has fixed plans to engage in (demonstrated by previously adopted resolutions of the Board to such effect), within three (3) months of the time of such request, a registered public offering or is engaged in any other significant financing, acquisition, joint venture or other transaction which, in the good faith determination of the Board, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of (i) one hundred eighty (180) days from the effective date of such offering or (ii) the date of completion or termination of such other material activity, as the case may be, such right to delay a request under this Section 2.2 or under Section 2.4(c) to be exercised by the Company not more than once in any twelve-month or 365-day period. The Company shall promptly notify in writing the Holders requesting registration of any decision not to effect any such request for registration pursuant to this Section which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify such Holders as soon as a demand registration may be effected. Notwithstanding the above, the Company shall not be required to effect any Demand Registration within three (3) months after the effective date of any other Registration Statement of the Company. If a Demand Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Demand Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Demand Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

(a)           first, for each holder initiating the Demand Registration, each holder electing to participate in such Demand Registration who was otherwise permitted to initiate (alone or together with other shareholders) such Demand Registration under this

Agreement and each of the holders of securities issued or issuable upon conversion of the Preferred Stock (each, a “Series C Holder”), if any, such number of securities as is determined by multiplying (i) the securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (B) the total number of securities proposed to be sold in such offering by all holders initiating the Demand Registration, all holders electing to participate in such Demand Registration who were otherwise permitted to initiate (alone or together with other shareholders) such Demand Registration under this Agreement and each of the Series C Holders;

(b)           second, for each remaining holder of the Company’s securities who holds contractual piggyback registration rights, other than the holders described above in clause (a), if any, the fraction of such holder’s securities proposed to be registered which is obtained by dividing (i) the remaining number of the securities of the Company that such holder proposes to include in such registration by (ii) the total remaining number of securities proposed to be sold in such offering by such holders; and

(c)           third, for the Company and each remaining holder of the Company’s securities other than the holders described above in clauses (a) and (b), if any, who are permitted by the Company to so participate, such number of securities as is determined by multiplying (i) the remaining securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the remaining number of the securities of the Company that the Company and such holder proposes to include in such registration divided by (B) the total remaining number of securities proposed to be sold in such offering by the Company and all such remaining holders.

Section 2.3.            Piggyback Registration.

(a)           At any time that the Company proposes to file a Company Registration Statement, either for its own account or for the account of a stockholder or stockholders, covering the disposition of securities having an aggregate disposition price of at least $1.0 million, the Company shall give the Holders written notice of its intention to do so and of the intended method of sale (the “Registration Notice”) within a reasonable time prior to the anticipated filing date of the Company Registration Statement effecting such Company Registration. Each Holder may request inclusion of all of such Holder’s Registrable Securities in such Company Registration by delivering to the Company, within ten (10) Business Days after receipt of the Registration Notice, a written notice (the “Piggyback Notice”) stating the number of Registrable Securities proposed to be included and that such shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Registration Statement. The Company shall use its reasonable efforts to cause all Registrable Securities specified in the Piggyback Notice to be included in the Registration Statement and any related offering, all to the extent requisite to permit the sale by the Holders of such Registrable Securities in accordance with the method of sale applicable to the other shares of Common Stock included in such Registration Statement; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of a Company Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder of Registrable Securities and, thereupon:

(i)            in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and

(ii)           in the case of a delay in registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities.

(b)           The Company’s obligation to include Registrable Securities in a Company Registration Statement pursuant to Section 2.3(a) shall be subject to the following limitations:

(i)            the Company shall not be required to include any Registrable Securities in the Registration Statement filed to register its Qualified IPO;

(ii)           The Company shall not be obligated to include any Registrable Securities in a registration statement filed on Form S-4, Form S-8 or such other similar successor forms then in effect under the Securities Act; and

(iii)          If a Company Registration Statement involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such Company Registration Statement exceeds the number which can be sold in such offering without adversely affecting the offering, the Company will include in such Company Registration Statement the number of such securities which the Company is so advised can be sold in such offering without adversely affecting the offering, determined as follows:

(I)            In the event the Company initiated such registration:

(1)           first, the securities proposed by the Company to be sold for it own account;

(2)           second, for each Series C Holder, if any, such number of securities as is determined by multiplying (a) the remaining securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the remaining number of the securities of the Company that such Series C Holder proposes to include in such registration divided by (ii) the total remaining number of securities proposed to be sold in such offering by all Series C Holders;

(3)           third, for each remaining holder of the Company’s securities who holds contractual piggyback registration rights, other than the holders described above in clauses (1) and (2) (including the Holders of Registrable Securities hereunder), if any, the fraction of such holder’s securities proposed to be registered which is obtained by dividing (i) the remaining number of the securities of the Company that such holder proposes to include in such registration by (ii) the total remaining number of securities proposed to be sold in such offering by such holders; and

(4)           fourth, for each remaining holder of the Company’s securities, other than the holders described above in clauses (1), (2) and (3), if any, who are permitted by the Company to so participate, such number of securities as is determined by multiplying (a) the remaining securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the number of the securities of the Company that such holder proposes to include in such registration divided by (ii) the total number of securities proposed to be sold in such offering by all such remaining holders.

(II)           In the event that a shareholder other than a Series C Holder initiated such registration pursuant to its only contractual demand registration right (and such shareholder was not permitted (alone or together with other shareholders) to exercise a previously exercised contractual demand registration right);

(1)           first, in the event there are Series C Holders electing to participate in the demand registration, then

a.             for each holder initiating the demand registration and each holder electing to participate in such demand registration who was otherwise permitted to initiate (alone or together with other shareholders) such demand registration, such number of securities as is determined by multiplying (i) seventy-five percent (75%) of the number of securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (B) the total number of securities proposed to be sold in such offering by all holders initiating the demand registration and all holders electing to participate in such demand registration who were otherwise permitted to initiate (alone or together with other shareholders) such demand registration; and

b.             for each Series C Holder, such number of securities as is determined by multiplying (i) twenty-five percent (25%) of the number of securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (B) the total number of securities proposed to be sold in such offering by all Series C Holders; provided, that in the event that the allocation of seventy-five percent (75%) of the number of securities able to be registered in subclause (a) or twenty-five percent (25%) of the number of securities able to be registered in subclause (b) exceeds the number of securities requested to be registered by the applicable parties under either such subclause, then such excess securities shall be allocated to the parties of the other subparagraph (allocated on an individual basis pursuant to the same formula described therein) until all of the shares requested to be registered by such parties are so included;

(2)           second, for each holder of the Company’s securities who holds contractual piggyback registration rights, other than the holders described above in clause (1), if any, the fraction of such holder’s securities proposed to be registered which is obtained by dividing (i) the remaining number of the securities of the Company that such holder proposes to include in such registration by (ii) the total remaining number of securities proposed to be sold in such offering by such holders; and

(3)           third, for the Company and each remaining holder of the Company’s securities, other than the holders described above in clauses (1) and (2), if any, who are permitted by the Company to so participate, such number of securities as is determined by multiplying (a) the remaining securities able to be registered as determined by the managing underwriter, by (b) the fraction of (i) the number of the securities of the Company that such holder proposes to include in such registration divided by (ii) the total remaining number of securities proposed to be sold in such offering by all such remaining holders.

(III)         In the event that a shareholder other than a Series C Holder initiated such registration pursuant to a contractual demand registration right and such shareholder, either alone or together with other shareholders, has at least one (1) additional contractual demand registration right or was permitted (alone or together with other shareholders) to exercise a previously exercised contractual demand registration right:

(1)           first, for each holder initiating the demand registration, each holder electing to participate in such demand registration who was otherwise permitted to initiate (alone or together with other shareholders) such demand registration and each of the Series C Holders, if any, such number of securities as is determined by multiplying (i) the securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the aggregate number of securities of the Company that such party proposes to include in such registration divided by (B) the total number of securities proposed to be sold in such offering by all holders initiating the demand registration, each holder electing to participate in such demand registration who was otherwise permitted to initiate (alone or together with other shareholders) such demand registration and each of the Series C Holders, if any;

(2)           second, for each remaining holder of the Company’s securities who holds contractual piggyback registration rights, other than the holders described above in clause (1), if any, the fraction of such holder’s securities proposed to be registered which is obtained by dividing (i) the remaining number of the securities of the Company that such holder proposes to include in such registration by (ii) the total remaining number of securities proposed to be sold in such offering by such holders; and

(3)           third, for the Company and each remaining holder of the Company’s securities other than the holders described above in clauses (1) and (2), if any, who are permitted by the Company to so participate, such number of securities as is determined by multiplying (i) the remaining securities able to be registered as determined by the managing underwriter, by (ii) the fraction of (A) the remaining number of the securities of the Company that the Company and such holder proposes to include in such registration divided by (B) the total remaining number of securities proposed to be sold in such offering by the Company and all such remaining holders.

Section 2.4. Form S-3. The Company shall use its reasonable efforts to qualify, and to thereafter remain qualified, for registration on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Holders of twenty percent (20%) of the then outstanding Registrable Securities shall have the right at any time to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject only to the following:

(a)           The Company shall not be required to file an S-3 Registration Statement pursuant to this Section 2.4 within ninety (90) days after the effective date of any registration referred to in Sections 2.2 or 2.3 above.

(b)           The Company shall not be required to file a registration statement pursuant to this Section 2.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $3,000,000.

(c)           If at the time of any request to register Registrable Securities pursuant to this Section 2.4, the Company is engaged in, or has fixed plans to engage in (demonstrated by previously adopted resolutions of the Board to such effect) within three months of the time of such request, a registered public offering or is engaged in any other significant action which, in the good faith determination of the Board, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of one hundred eighty (180) days from the effective date of such offering or the date of completion of such other material activity, as the case may be, such right to delay a request under this Section to be exercised by the Company not more than once in any one-year period.

(d)           Only two registrations may be required under this Section 2.4 and only one registration may be required during any twelve-month period provided that each Holder participated or was notified in writing of its opportunity to participate.

The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 2.4 and shall provide a reasonable opportunity for other Holders to participate in the registration. At the written request of the Holders requesting such registration, such registration shall be for a delayed or continuous offering under Rule 415 under the Securities Act. Subject to the provisions of Section 2.5, the Company will use its reasonable efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested pursuant to this Section 2.4 by the Holder or Holders of such Registrable Securities for purposes of disposition.

Section 2.5. Registration Procedures. If any registration pursuant to Sections 2.3 or 2.4 is for an underwritten offering, the following terms shall apply to all participants in such offering; the right of any Holder to registration pursuant to Section 2.3 or 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion and with the same priorities used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

In connection with any Registration Statement and any Prospectus required by any section of this Agreement to permit the sale or resale of Registrable Securities, the Company shall:

(a)           prepare and file with the Commission a registration statement with respect to such shares and use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for such Holder with copies of all such documents proposed to be filed);

(b)           use its commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to such Registration Statement as may be necessary to keep such Registration Statement effective until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement or if such Registration Statement is a Demand Registration Statement, for the applicable period set forth in Section 2.2 herein; provided, such period shall be extended, if necessary, to keep the registration statement effective for a period of time equal to the period the Holder refrains from selling any securities included in the registration at the request of the underwriter or at the request of the Company pursuant to the terms hereof;

(c)           cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement or the Prospectus;

(d)           promptly (and in respect of events covered by clause (i) hereof, on the same day as the Company shall receive notice of effectiveness) advise the Holders covered by such Registration Statement and, if requested by such Persons, to confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when the same has become effective, (ii) of any request by the Commission for post-effective amendments to such Registration Statement or post-effective amendments to such Registration Statement or post-effective amendments or supplements to the Prospectus or for additional information relating thereto, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of any such Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (iv) of the existence of any fact or the happening of any event that makes any statement of a material fact made in any such Registration Statement, the related Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in any such Registration Statement or the related Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of such Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(e)           promptly furnish to such Holder covered by any Registration Statement, and each underwriter, if any, without charge, such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Holder may reasonably request;

(f)            enter into such customary agreements and take all such other reasonable action in connection therewith (including those reasonably requested by the selling Holders or the underwriter(s), if any) required in order to expedite or facilitate the disposition of such Registrable Securities pursuant to such Registration Statement, including, but not limited to, dispositions pursuant to an underwritten registration, and in such connection:

(i)            make such representations and warranties to the selling Holders and underwriter(s), if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be to an underwriter(s)) and confirm the same if and when requested;

(ii)           obtain opinions of counsel to the Company (which counsel and opinions, in form and substance, shall be reasonably satisfactory to the selling Holders and the underwriter(s), if any, and their respective counsel) addressed to each selling Holder and underwriter, if any, covering the matters customarily covered in opinions requested in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s)) and dated the date of effectiveness of any

Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto);

(iii)          use reasonable efforts to obtain comfort letters dated the date of effectiveness of any Registration Statement (and, in the case of any underwritten sale of securities pursuant to such Registration Statement, each closing date of sales to the underwriter(s) pursuant thereto) from the independent certified public accountants of the Company addressed to each selling Holder and underwriter, if any, such letters to be in customary form and covering matters of the type customarily covered in comfort letters in connection with underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s));

(iv)          provide for the indemnification provisions and procedures of Section 2.6 hereof with respect to selling Holders and the underwriters), if any, and;

(v)           deliver such documents and certificates as may be reasonably requested by the selling Holders or the underwriter(s), if any, and which are customarily delivered in underwritten offerings (whether or not sales of securities pursuant to such Registration Statement are to be made to an underwriter(s)), with such documents and certificates to be dated the date of effectiveness of any Registration Statement.

The actions required by clauses (i) through (v) above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in clause (i) above cease to be true and correct, the Company shall so advise the underwriter(s), if any, and each selling Holder promptly, and, if requested by such Person, shall confirm such advice in writing;

(g)           prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such U.S. jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request in writing by the time any Registration Statement is declared effective by the Commission, and do any and all other acts or filings necessary or advisable to enable disposition in such U.S. jurisdictions of the Registrable Securities covered by any Registration Statement and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required to register or qualify as a foreign corporation in any jurisdiction where it is not then so qualified or as a dealer in securities in any jurisdiction where it would not otherwise be required to register or qualify but for this Section 2.4, or to take any action that would subject it to the service of process in suits or to taxation, in any jurisdiction where it is not then so subject;

(h)           in connection with any sale of Registrable Securities that will result in such securities no longer being Registrable Securities, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two (2) Business Days prior to any sale of Registrable Securities made by such underwriters;

(i)            use its reasonable efforts to cause the disposition of the Registrable Securities covered by any Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities;

(j)            if any fact or event contemplated by Section 2.4(b) shall exist or have occurred, use reasonable efforts to prepare a supplement or post-effective amendment to any Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statement therein not misleading;

(k)           cooperate and assist in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable efforts to cause any Registration Statement to become effective and approved by such U.S. governmental agencies or authorities as may be necessary to enable the Holders selling Registrable Securities to consummate the disposition of such Registrable Securities;

(1)           otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to such Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to the underwriter in a firm or best efforts underwritten offering or (ii) if not sold to an underwriter in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of any Registration Statement;

(m)          provide a CUSIP number for all Registrable Securities, to the extent required, not later than the effective date of any Registration Statement;

(n)           provide a transfer agent and registrar for all such shares not later than the effective date of such registration statement;

(o)           use its reasonable efforts to list, not later than the effective date of such Registration Statement, all Registrable Securities covered by such Registration Statement on the New York Stock Exchange, Nasdaq National Market or any other trading market on which any Common Stock of the Company is then admitted for trading, and

(p)           provide reasonably promptly to each Holder covered by any Registration Statement upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 14 of the Exchange Act.

Section 2.6. Holder’s Cooperation

(a)           Holders of Registrable Securities desiring to sell in any Registration Statement will furnish to the Company such information as the Company may reasonably require from such Holder in connection with the Registration Statement (and the prospectus included therein). No Holder may participate in any offering unless such Holder (i) agrees to sell his Registrable Securities to be sold on the basis provided in any agreement governing the offering and (ii) completes and executes all customary questionnaires, indemnities (consistent with the indemnities set forth in Section 2.9 below), and other documents reasonably required in connection with the offering. No Holder of Registrable Securities may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within ten (10) Business Days after receipt of a written request therefore, such information specified in Item 507 of Regulation S-K under the Securities Act or such other information as the Company may reasonably request and as is customary for use in connection with such Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to the NASD. Each Holder as to which such Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make all information previously furnished to the Company by such Holder not materially misleading.

(b)           Failure of a Holder to furnish the information and agreements described in this Agreement shall not affect the obligations of the Company under this Agreement to remaining Holders who do furnish such information and agreements unless in the reasonable opinion of counsel to the Company such failure impairs or may impair the legality of or materially impairs or may materially impair the viability of the offering or the registration or the underlying offering.

(c)           The Holders holding shares included in the registration will not effect sales thereof (or deliver a prospectus to any purchaser) after receipt of written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus until the Company advises the Holder that the registration statement has been amended or that conditions no longer exist which would require such suspension, provided that the Company shall use its reasonable efforts to lift any such suspension within 30 days of its imposition. At the end of the period during which the Company is obligated to keep the registration statement current and effective as described in Section 2.2, the Holders holding Registrable Securities included in the registration shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities covered by such registration statement that remain unsold, and such Holders shall notify the Company of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Company.

(d)           In connection with any offering, each Holder who intends to sell Registrable Securities in any Registration Statement, will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Registrable Securities, other than the prospectuses provided by the Company and any documents incorporated by reference therein.

Section 2.7. Certain Rights of Holders. The Company will not file any registration statement under the Securities Act which refers to any Holder of Registrable Securities by name or otherwise without the prior approval of such Holder, unless required by law, which consent shall not be unreasonably withheld or delayed.

Section 2.8. Registration Expenses.

(a)           Subject to the provisions of Section 2.8(b) below, all expenses incident to the Company’s performance of or compliance with this Agreement with regard to filing the Demand Registration Statement pursuant to Section 2.2, all piggyback registrations pursuant to Section 2.3 and one S-3 Registration Statement initiated by the Holders per twelve-month period, up to a maximum of two S-3 Registration Statements, pursuant to Section 2.4, will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made with the NASD and reasonable counsel fees in connection therewith); (ii) all reasonable fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including all reasonable fees and expenses of one counsel to the underwriter(s) in any underwriting) in connection with compliance with state Blue Sky or securities laws; (iii) all expenses of printing, messenger and delivery services and telephone calls; (iv) all “road show” expenses; (v) all fees and disbursements of counsel for the Company and one counsel for the Holders who shall be selected (x) by Advent if any Advent Stockholder is a Holder participating as a selling stockholder pursuant to a Registration Statement and such Advent Stockholders in the aggregate hold at least 25% of the Registrable Securities being registered under such Registration Statement or (y) if an Advent Stockholder is not participating as a selling stockholder or does not hold at least 25% of the Registrable Securities being registered pursuant to a Registration Statement, by the Holders of a majority of the shares of Registrable Securities registered pursuant to any such Registration Statement; provided, however, that the fees and disbursements to be paid with respect to counsel for the Holders shall not exceed $50,000; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

(b)           Notwithstanding the foregoing, the Company will not be responsible for (i) any underwriting discounts, commissions or fees attributable to the sale of Registrable Securities, (ii) any legal fees or disbursements (other than any such fees or disbursements relating to Blue Sky compliance or otherwise as set forth under Section 2.8(a)) incurred by any Holder, or incurred by any underwriter(s) in any underwritten offering if the underwriter(s) participates in such underwritten offering at the request of the Holders of Registrable Securities, or (iii) any transfer taxes that may be imposed in connection with a sale or transfer of Registrable Securities.

(c)           The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

Section 2.9. Indemnification; Contribution.

(a)           The Company agrees, to the maximum extent permitted by law, to indemnify and hold harmless (i) each Holder, (ii) each other Person who participates as an underwriter in the offering or sale of such securities, (iii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Holder or underwriter (any of the persons referred to in this clause (iii) being hereinafter referred to as a “controlling person”) and (iv) the respective officers, directors, partners, employees, representatives and agents of any such Holder or underwriter or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an “indemnified Person”), from and against any and all losses, claims, damages, liabilities, judgments or expenses, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, interest, penalties, and attorneys’ fees and disbursements, asserted against, resulting to, imposed upon or incurred by such indemnified Person (collectively, “Claims”), to which such indemnified Person may become subject, directly or indirectly, under either Section 15 of the Securities Act or Section 20 of the Exchange Act or otherwise, insofar as such Claims arise out of or are based upon, or are caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or a violation by the Company of the Securities Act or any state securities law, or any rule or regulation promulgated under the Securities Act or any state securities law, or any other law applicable to the Company relating to any such registration or qualification, except insofar as such losses, claims, damages, liabilities, judgments or expenses of any such indemnified Person; (x) are caused by any such untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such indemnified Person furnished in writing to the Company by or on behalf of any of such indemnified Person expressly for use therein; (y) with respect to the preliminary Prospectus in a non-underwritten offering, resulting from the fact that such Holder sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission; or (z) as a result of the use by an indemnified Person of any Prospectus when, upon receipt of a notice from the Company of the existence of any fact of the kind described in Section 2.5(d)(iv), the indemnified Person or the related Holder was not permitted to do so. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified Person and shall survive the transfer of such securities by such Holder.

In case any action shall be brought or asserted against any of the indemnified Persons with respect to which indemnity may be sought against the Company, such indemnified Person shall promptly notify the Company and the Company shall assume the defense thereof with counsel reasonably satisfactory to the indemnified Persons, it being understood and agreed that the Company’s regular outside counsel is acceptable for such purpose. Such indemnified Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified Person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any implied parties) include both the indemnified Person and the Company and the indemnified Person shall have been advised in writing by its counsel that there may be one or more legal defenses available to it which are materially different from or additional to those available to the Company, it being understood, however, that the Company shall not, in connection with such action or similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all the indemnified Persons, which firm shall be (x) designated by such indemnified Persons who sold a majority of the Registrable Securities which are subject to the Registration Statement giving rise to the particular indemnity claim (provided that if Advent, any Advent Stockholder or any person affiliated with Advent is an indemnified Person, then Advent shall designate such counsel) and (y) reasonably satisfactory to the Company. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company’s prior written consent, which consent shall not be withheld unreasonably, and the Company agrees to indemnify and hold harmless any indemnified Person from and against any loss, claim, damage, liability, judgment or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each indemnified Person, which shall not be unreasonably withheld, settle or compromise or consent to the entry of judgment on or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified Person from all liability arising out of such action, claim litigation or proceeding.

(b)           Each Holder of Registrable Securities covered by any Registration Statement agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each person, to the same extent as the foregoing indemnity from the Company to each of the indemnified Persons, but only (i) losses, claims, damages, liabilities, judgments or expenses (x) that are caused by any untrue statement or omission or alleged untrue statement or omission that is based upon information relating to such Holder furnished in writing by or on behalf of such Holder expressly for use in any Registration Statement or Prospectus, (y) with respect to the preliminary Prospectus in a non-underwritten offering, which result from the fact that such Holder sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus, as amended or supplemented, if the Company shall have previously furnished copies thereof to such Holder in accordance with this Agreement and said Prospectus, as amended or supplemented, would have corrected such untrue statement or omission; or (z) which result from the use by an indemnified Person of any Prospectus when, upon receipt of a notice from the Company of the existence of any fact of the kind described in Section 2.5(b)(iv), the indemnified Person or the related Holder was not permitted to do so, and (ii) to the extent of the net cash proceeds, if any, received by such Holder from the sale or other disposition of his or its Registrable Securities covered by such Registration Statement. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities covered by any Registration Statement, such Holder shall have the rights and duties given the Company in Section 2.8(a) (except that the Holder may but shall not be required to assume the defense thereof), and the Company or its directors or officers or such controlling person shall have the rights and duties given to each Holder by Section 2.9(a). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any the Company or any other indemnified Person and shall survive the transfer of securities by any applicable Holder.

(c)           If the indemnification provided for in this Section 2.9 is unavailable to an indemnified party under Section 2.9(a) or (b) (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments or expenses referred to therein, then each applicable indemnifying party (in the case of the Holders severally and not jointly), in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims damages, liabilities, judgments or expenses (i) in such proportion as is appropriate to reflect the relative fault of the Company and such Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, judgments or expenses, or (ii) if such allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefits received by the Company on the one hand and the Holder on the other hand from sale of Registrable Securities as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of such Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid to a party as a result of the losses, claims, damages, liabilities judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 2.9(a) and Section 2.9(b), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and each Holder of Registrable Securities covered by any Registration Statement agree that it would not be just and equitable if contribution pursuant to this Section 2.9(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.9(c) no Holder (and none of its related indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the dollar amount of proceeds received by such Holder upon the sale of the Registrable Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The indemnity, and contribution provisions contained in this Section 2.9 are in addition to any liability which the indemnifying person may otherwise have to the indemnified persons referred to above.

Section 2.10. Participation in Underwritten Registrations. No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

Section 2.11. Selection of Underwriters. The Holders of Registrable Securities covered by any Registration Statement who desire to do so may sell such Registrable Securities in an underwritten offering. In any such underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the Registrable Securities included in such offering if such registration is pursuant to the Demand Registration Statement, and by the Company if such registration is pursuant to a Company Registration Statement or S-3 Registration Statement; provided, however, that in the case of a registration pursuant to a Demand Registration Statement, such investment bankers and managers must be reasonably satisfactory to the Company. Such investment bankers and managers are referred to herein as the “underwriters”.

Section 2.12. Market Stand-Off. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with the registration of the Company’s securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities in a market transaction (other than those included in the registration) without prior written consent of the Company, or such underwriters, as the case may be, for such period of time (not to exceed 180 days from the effective date of such registration) as the Company and the underwriters may specify.

Section 2.13. Grant and Transfer of Registration Rights. Except for registration rights which have been granted by the Company as of the date hereof and registration rights granted by the Company after the date hereof which are subordinate to the rights of the Holders hereunder, the Company shall not grant any registration rights to any other person or entity without the prior written consent of a majority in interest of all Registrable Securities held by the Holders. The rights to cause the Company to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Sections 2.2, 2.3 and 2.4, may be assigned by a Holder to (a) to any limited partner or affiliate of a Holder in connection with the transfer of at least 1,000,000 Registrable Securities, or (b) to any third party transferee acquiring at least 3,000,000 Registrable Securities issued to the Holder or the shares of Common Stock issued upon conversion of such Registrable Securities; provided: (i) the transfer of the Registrable Securities is permitted under the terms and conditions of the Stockholders’ Agreement; (ii) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (iii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iv) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

Section 2.14. Rule 144. Following the Company’s initial public offering, the Company shall:

(a)           file the reports required to be filed by the Company under the Securities Act and the Exchange Act so as to enable the Holders to sell Registrable Securities pursuant to Rule 144 under the Securities Act;

(b)           cooperate with any Holder in connection with any sale, transfer or other disposition by such Holder of any Registrable Securities pursuant to Rule 144 under the Securities Act;

(c)           take such action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell its Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; and

(d)           upon the request of any Holder, deliver to such Holder a written certification of a duly authorized officer of the Company as to whether the Company has complied with the foregoing requirements.

Section 2.15. Sale of Preferred Stock to Underwriter. Notwithstanding any provision of this Agreement to the contrary, in lieu of converting any shares of Preferred Stock prior to the filing of any registration statement filed pursuant to this Agreement, the holder of such shares may sell such shares of Preferred Stock to the underwriters of the offering being registered upon the undertaking of such underwriters to convert the Preferred Stock to Common Stock, each such step to be effective at the closing of the offering. The Company agrees to cause the Common Stock issuable on the conversion of the Preferred Stock to be issued within such time period as will permit the underwriters to make and complete the distribution contemplated by the underwriting.

Section 2.16. Changes in Preferred Stock or Common Stock. If, and as often as, there is any change in the Preferred Stock or Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Preferred Stock or Common Stock as so changed.

ARTICLE III

MISCELLANEOUS

Section 3.1. Termination. This agreement and the obligations of the Company hereunder shall terminate on the earliest of (i) the first date on which no Registrable Securities remain outstanding and (ii) the close of business on the fifth anniversary of the Company’s Qualified IPO; provided, however, the obligations in Section 2.8, 2.9, 2.12 and 2.14, and Article III shall survive any such termination; and provided, further, if a written registration request pursuant to Section 2.2 or 2.4, or a Registration Notice pursuant to Section 2.3, has been issued prior to the fifth (5th) anniversary of the Company’s Qualified IPO, then this Agreement shall remain in full force and effect as to any such registration until such time as the Company has complied with its obligations with respect to such registration.

Section 3.2. Entire Agreement. This Agreement, together with the Purchase Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreement and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 3.3. Successors and Assigns. This Agreement shall inure to the benefit of (subject to Section 2.13) and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities.

Section 3.4. Notices. All notices and other communications given or made pursuant hereto or pursuant to any other agreement among the parties, unless otherwise specified, shall be in writing and shall be deemed to have been duly given or made if sent by facsimile (with confirmation in writing), delivered personally or by overnight courier or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the facsimile number, if any, or address set forth below or at such other addresses as shall be furnished by the parties by like notice. Notices sent by facsimile shall be effective when receipt is acknowledged, notices delivered personally or by overnight courier shall be effective upon receipt and notices sent by registered or certified mail shall be effective three days after mailing:

if to a Holder	at the address set forth on the records of the Company.

In addition, copies of all such notices or other communications shall be concurrently delivered by the Person giving the same to each person who has been identified to the Company by such Holder as a Person who is to receive copies of such notice and, if such Holder is an Advent Stockholder, with a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103
Attn: James D. Epstein, Esq.
Telephone Number: (215) 981-4368
Fax: (215) 981-4750

and if such Holder is Jersey Partners, Inc., with a copy to:

Greenberg Traurig LLP
200 Park Avenue
New York, NY 10166
Attn: Alan Gaynor, Esq.
Tel: (212) 801-9368
Fax: (212) 801-6400

if to the Company:	GFI Group Inc.
100 Wall Street
New York, NY
Attn: J. Christopher Giancarlo
Tel: (212) 968-2927
Fax: (212) 968-2386

with copies to:	Milbank, Tweed, Hadley & McCloy LLP
1 Chase Manhattan Plaza
New York, NY 10005-1413
Attn: John T. O’Connor, Esq.
Telephone Number: (212) 530-5000
Fax: (212) 530-5219

Section 3.5. Headings. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

Section 3.6. Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

Section 3.7. Choice of Law; Jurisdiction; Venue. This Agreement has been negotiated and shall be consummated in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of law. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York located within the County of New York and of any federal court located in the Southern District of the State of New York in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument; provided, however if the federal courts have subject matter jurisdiction, any action shall be commenced and maintained there. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 3.4. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process. Should the party so served fail to appear or answer within such 30-day period or such extended period, as the case may be, such party shall be deemed in default and judgment may be entered against such party for the amount as demanded in any summons, complaint or other process so served.

Section 3.8. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate, and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies which may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary to permanent injunction or any other equitable remedy which may then be available.

Section 3.9. Amendment and Waivers. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein. The provisions of this Agreement may not be amended, modified or supplemented unless the Company has obtained the written consent of Holders of a majority of the then outstanding Registrable Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE COMPANY:

GFI GROUP INC.

By:	/s/ S. McMillan
Name: S. McMillan
Title: C.O.O.

THE PURCHASERS:

Global Private Equity IV Limited Partnership

By:	Advent International Limited Partnership, General Partner

	By:	Advent International Corporation, General Partner

By:	/s/ Robert E. Taylor
Name: Robert E. Taylor, Jr.
Title: Vice President

Advent Partners (NA) GPE-IV Limited Partnership
Advent Partners GPE-IV Limited Partnership
Advent Partners Limited Partnership

By:	Advent International Corporation, General Partner

	By:	/s/ Robert E. Taylor
Name: Robert E. Taylor, Jr.
Title: Vice President

3i Group PLC

Authorized Signature:	/s/ Dara F. Mitchell

Printed Name:	Dara F. Mitchell

Title:	Investment Director	, 3i plc

Venturion GFI LLC

Authorized Signature:	/s/ Geoffrey Kalish

Printed Name:	Geoffrey Kalish

Title:	Managing Member

CMS Co-Investment Subpartnership

Authorized Signature:	/s/ Ingrid R. Welch

Printed Name:	Ingrid R. Welch

Title:	Authorized Signatory

Execution Page to
Registration Rights Agreement

Venturion GFI II LLC

Authorized Signature:	/s/ Geoffrey Kalish

Printed Name:	Geoffrey Kalish

Title:	Managing Member

SCHEDULE A

Name and Address of Investor		No. of Subject Shares	Purchase Price

Global Private Equity IV Limited Partnership		27,964,905	$26,878,915.92
c/o Advent International Corporation
75 State Street
Boston, MA 02109
Attention:	Robert E. Taylor
Facsimile:	617.946.2907

Advent Partners (NA) GPE-IV Limited Partnership		16,742	$16,091.84
c/o Advent International Corporation
75 State Street
Boston, MA 02109
Attention:	Robert E. Taylor
Facsimile:	617.946.2907

Advent Partners GPE-IV Limited Partnership		338,133	$325,001.94
c/o Advent International Corporation
75 State Street
Boston, MA 02109
Attention:	Robert E. Taylor
Facsimile:	617.946.2907

Advent Partners Limited Partnership		332,929	$320,000
c/o Advent International Corporation
75 State Street
Boston, MA 02109
Attention:	Robert E. Taylor
Facsimile:	617.946.2907

3i Group PLC		703,137	$675,831.38
91 Waterloo Road
London SE1 8XP
United Kingdom
Attention:	Dara Mitchell
Facsimile:

Venturion GFI LLC		5,410,095	$5,199,999.37
Venturion GFI II, LLC		520,202	$500,000.48
c/o Venturion GFI LLC
275 Madison Avenue, 38th Floor
New York, NY 10016
Attention:	Geoff Kalish
Facsimile:

CMS Co-Investment Subpartnership		87,561	$84,160.66
1926 Arch Street
Philadelphia, PA 19103-1484

Attention:	Ingrid Welch
Facsimile: